Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Fenix Parts, Inc. (the “Company”), for the quarter ended June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Kent Robertson, Principal Executive Officer of the Company, and Scott Pettit, Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Kent Robertson
Kent Robertson
President and Chief Executive Officer
(Principal Executive Officer)

Dated February 21, 2017

By:	/s/ Scott Pettit
Scott Pettit
Chief Financial Officer
(Principal Financial Officer)

Dated February 21, 2017